UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 25, 2006

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 MATERIAL IMPAIRMENTS

          Unifi, Inc. (the "Company") currently owns a manufacturing facility located in Reidsville, North Carolina (the "Facility"). The Facility had been leased to a tenant since 1999 and the lease expires in October 2006.  The Company has determined to sell the Facility upon expiration of the lease.  Pursuant to this determination, the Company received appraisals relating to the Facility and performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."  The Company completed the impairment review on October 25, 2006.  The Company evaluated the recoverability of the long-lived asset and determined that the carrying amount of the Facility exceeded its fair value.  Accordingly, the Company recorded an impairment charge of $1.2 million, which includes $64,000 in estimated selling costs that will be paid from the proceeds of the sale when it occurs.  The Company is currently evaluating any other potential impacts of this decision, but does not expect this impairment charge to result in any future cash expenditures.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:       /s/ CHARLES F. MCCOY
                                                                    Charles F. McCoy
                                                                    Vice President, Secretary and General Counsel

Dated:  October 31, 2006